Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236207 on Form S-3 of Venus Concept Inc., of our report dated December 2, 2019, relating to the financial statements of Venus Concept Ltd., appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 30, 2020